UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2023
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sale of Securities.

On February 23, 2022, GSE Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP (“Lind Global”), pursuant to which the Company issued to Lind Global a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “Note”) and a common stock purchase warrant (the “Warrant”) to acquire 1,283,732 shares of the Company’s common stock, for a purchase price of $5,000,000. On June 23, 2023, the Company amended and restated the Note (the “Amended Note”) to increase the outstanding principal, extend the repayment period and amend certain covenants. On October 6, 2023, the Company and Lind Global entered into a further amendment to the Amended Note to amend the covenant regarding the Company’s market capitalization and to amend the definition of conversion price.

On December 13, 2023, Lind Global issued a notice of conversion to the Company pursuant to the Amended Note seeking to convert $304,500 of outstanding principal into 123,379 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”). On December 15, 2023, the Company issued 123,379 shares of Company Common Stock to Lind. The shares of Company Common Stock were issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer
December 18, 2023